UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2020, Spherix Incorporated, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best-efforts registered direct offering by the Company directly to the Purchasers (the “Registered Offering”) 3,245,745 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and common warrants (the “Common Warrants”) to purchase up to 7,142,858 shares of Common Stock and the shares of Common Stock that are issuable from time to time upon exercise of the Common Warrants, at a public offering price of $1.05 per share of Common Stock and Common Warrant. The Company also offered 3,897,113 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock to certain Purchasers whose purchase of shares of Common Stock in the Registered Offering would otherwise result in such Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering.

The purchase price of each Pre-Funded Warrant was equal to the price at which a share of Common Stock was sold to the public in the Registered Offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant was $0.0001 per share.  The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Shares and Pre-Funded Warrants, and the accompanying Common Warrants, could only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Each Common Warrant will have an exercise price of $1.05 per share of Common Stock, will be exercisable upon issuance, and will expire five years from the date of issuance.

The Registered Offering resulted in gross proceeds of approximately $7.5 million before deducting the placement agent’s fee and related offering expenses.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the closing of the Registered Offering.

The Shares, the Pre-Funded Warrants, the Common Warrants, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333- 236199), which was filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2020, and was declared effective by the Commission on March 3, 2020 (the “Registration Statement”).

The Registered Offering closed on March 5, 2020.

Placement Agent’s Fees and Expenses

Pursuant to an engagement agreement, dated January 24, 2020, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the Company’s exclusive placement agent in connection with the Registered Offering, on a reasonable best efforts basis. The terms of the Registered Offering were subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Placement Agreement received a cash fee equal to 8.0% of the aggregate gross proceeds raised in the Registered Offering, a management fee of $75,000 (equal to 1.0% of the aggregate gross proceeds raised in Registered Offering, a $30,000 non-accountable expense allowance payable to the Placement Agent, and the reimbursement of certain other expenses related to the Registered Offering.

We issued to the Placement Agent warrants (the “Placement Agent’s Warrants”) to purchase 571,429 shares of Common Stock, which represents 8.0% of the number of shares of Common Stock (including the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) being sold in the Registered Offering.

The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Registered Offering, if any Purchasers, who was contacted or introduced to the Company by the Placement Agent during the term of its engagement, provide the Company with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of the Company’s engagement of the Placement Agent.

Lock-Up Agreements

The Company’s officers, directors and each of their respective affiliates and associated persons agreed with the Placement Agent to be subject to a lock-up period of 90 days after the date of the Purchase Agreement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. The Company also agreed to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of the Registered Offering, subject to certain customary exceptions.

The foregoing summaries of the Purchase Agreement, the Pre-Funded Warrants, the Common Warrants, and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.49, 4.9, 4.11 and 4.10, respectively, to the Registration Statement.

On March 3, 2020, the Company issued a press release announcing the pricing of the Registered Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Title:	Anthony Hayes Chief Executive Officer

Dated: March 9, 2020

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